EXHIBIT 32.1

Section 906 Certification

I, John Birchard, PGA, Chief Executive Officer and Chief Financial Officer and President of America’s Driving Ranges, Inc., certify that

 (i) the attached quarterly report on Form 10-Q of America’s Driving Ranges, Inc. for the quarter ended

      March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange

          Act of 1934 and

(ii) the information contained in the Form 10-Q Report for said period fairly presents, in all material respects, the financial condition and results of operations of America’s Driving Ranges, Inc.

Date: May 15, 2009

/s/ John Birchard, PGA

President , Chief Executive Officer and Chief Financial Officer

 (Principal Executive and Financial Officer)